UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2006

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Compensation Committee (the "Committee") of our Board of Directors met on January 29, 2006, and approved the first vesting of performance shares granted under the 2003 Incentive Compensation Plan for each of the named executive officers below. Vesting of these shares was based entirely on the Company’s total shareholder return achieved as compared to the total shareholder return for each of the member companies within the AMEX Oil Index ("XOI") for the period April 1, 2003 through December 31, 2005. For this period, the Company ranked in the second quartile in total shareholder return. As a result, the Committee vested a number of shares for each officer equal to 133 percent of target in accordance with the pre-established vesting matrix.

The following table sets forth the number of shares vested for each named executive officer:

Clarence P. Cazalot, Jr. 99,750
Gary R. Heminger 9,576
Philip G. Behrman 11,438
Steven B. Hinchman 11,438

Janet F. Clark, Senior Vice President and Chief Financial Officer, joined the Company in 2004. Thus, she was not eligible for the 2003-2005 performance share grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

February 1, 2006	By:	A.G. Adkins

Name: A.G. Adkins
Title: Vice President - Accounting